Exhibit 3.240

tJJe[aware PAGE 1 "Ifie :First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "ROWAN SERVICES LLC", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF SEPTEMBER, A.D. 2009, AT 1:49 O'CLOCK P.M. 4736795 8100 090897802 You may verify this certificate online at corp.delaware.gov/authver.shtml Jeffrey W. Bullock, Secretary of State C TION: 7557761 DATE: 09-30-09

State of Delaware Secretazy of State Division o£Corporations Delivered 01:52 PM 09/30/2009 FILED 01:49 PM 09/30/2009 SRV 090897802 - 4736795 FILE STATE of DELAWARE LIMITED LIABILITY COMPANY CERTIFICATE of FORMATION First: The name of the limited liability company is Rowan Services LLC. Second: The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company. IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Rowan Services LLC this 30th day of September, 2009. /s/ William H. Wells William H. Wells Authorized Person